UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2013, Shraga F. Biran was appointed to the board of directors of Alon USA Energy, Inc. (the "Company"). There are no arrangements or understandings between Mr. Biran and any other person pursuant to which he was elected as a director.

Mr. Biran is the founder and a senior partner of Shraga F. Biran & Company, a premier law firm with an office in Tel-Aviv. In 2010 Mr. Biran established the Institute for Structural Reforms, which aims to offer and promote new policies culminating in structural reforms in the field of intellectual property, urban renewal and geo-politics in the Middle East. In 2008 Mr. Biran was appointed Chairman of Israel's National Task-Force on Urban Renewal by the late Israeli Minister of Housing and Land Authority. As a Chairman, one of his primary accomplishments was the creation of a draft law on the urban renewal of Israel that gained consensus both in the government and with the public. Mr. Biran's family controls Bielsol Investments (1987) Ltd., which is a significant shareholder of Alon Israel Oil Company Ltd., the parent company of the Company.

Mr. Biran is also a director of the general partner of Alon USA Partners, LP, a publicly traded limited partnership (the "Partnership"). The Company owns 81.6% of the Partnership's common units and 100% of the non-economic general partner interest in the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	December 13, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer